                                                                  EXHIBIT 2.5



                     AMENDMENT NO. 4 TO THE AMENDED AND
                RESTATED OPERATIONS AND SETTLEMENT AGREEMENT



         This Amendment No. 4 ("Amendment") to the Amended and Restated Operations and Settlement Agreement (the "Agreement") is entered into as of October 31, 1999, among the Commissioner of the Department of Corporations of the State of California (the "Commissioner" acting for himself and the Department of Corporations of the State of California (collectively, the "State")), J. Mark Abernathy, as Special Monitor-Examiner, Caremark Rx, Inc., f/k/a MedPartners, Inc., a Delaware corporation, and its successors and assigns ("MedPartners") and MedPartners Provider Network, Inc., a California corporation ("MPN"), as a debtor and debtor in possession in the Bankruptcy Case. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.


                                  RECITALS

         WHEREAS, the parties entered into the Agreement as of June 16, 1999;

         WHEREAS, the parties entered into Amendment No. 1 to the Agreement as of July 31, 1999;

         WHEREAS, the parties entered into Amendment No. 2 to the Agreement as of August 31, 1999;

         WHEREAS, the parties entered into Amendment No. 3 to the Agreement as of September 30, 1999; and

         WHEREAS, the parties desire to allow for additional time for implementation of the Agreement to be effected.

         NOW THEREFORE, in consideration of the mutual covenant and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                  AGREEMENT

         1. Section 13.2 of the Agreement is amended by deleting "October 31, 1999" and inserting in its place "November 30, 1999".

         2. The second sentence of Section 3.8(b) of the Agreement is amended by deleting "October 31, 1999" and inserting in its place "November 30, 1999."

         3.    The Agreement shall remain unchanged in all other respects.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


                                CAREMARK Rx, INC.
                                a Delaware corporation


                                By:  /s/ James H. Dickerson, Jr.
                                     -------------------------------
                                Title:   EVP and CFO



                                MEDPARTNERS PROVIDER NETWORK, INC.
                                a California corporation


                                By:  /s/ Don Garner
                                     -------------------------------
                                Title:   Secretary



                                COMMISSIONER OF THE DEPARTMENT OF
                                CORPORATIONS


                                By:  /s/ William Kenefick
                                     -------------------------------
                                         William Kenefick

                                Title:   Acting Commissioner of the
                                         Department of Corporations



                                J. MARK ABERNATHY,
                                as Special Monitor-Examiner and not
                                individually


                                By:  /s/ J. Mark Abernathy
                                     -------------------------------
                                Title:   J. Mark Abernathy,
                                         as Special Monitor-Examiner